Exhibit 99.1
NEW RELEASE
For more information, contact:
Donna Lee
636-728-3189
THERMADYNE HOLDINGS CORPORATION
ANNOUNCES PARTICIPATION IN
CREDIT SUISSE CONFERENCE
ST. LOUIS, MO — March 20, 2008 — Thermadyne Holdings Corporation (NASDAQ: THMD) announced today Steven A. Schumm, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, will be presenting at the Credit Suisse 2008 Global Leveraged Finance Conference on March 27, 2008 at 8:00 AM (Mountain Standard Time) at the Arizona Biltmore Resort located in Phoenix, Arizona.
An electronic copy of the presentation will be posted to the Investor Relations section of Thermadyne’s website (www.Thermadyne.com).
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.